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                                   LEASE AGREEMENT


     BA LEASING & CAPITAL CORPORATION ("LESSOR") agrees to acquire and lease to Middleby Marshall Inc., a Delaware corporation ("LESSEE"), on an exclusive basis throughout the world, and Lessee agrees to lease from Lessor certain intangible personal property (the "UNITS" and individually a "UNIT") described in the Appendix (the "APPENDIX") attached and made a part hereof, on the terms and conditions set forth herein and in the Appendix hereto. The Appendix shall be a part of this Lease Agreement. This Lease Agreement and the Appendix are referred to herein and therein collectively as "THIS LEASE."

SECTION 1.          PROCUREMENT, DELIVERY AND ACCEPTANCE.

     SECTION 1.1. Lessee currently has title to the Units described in the Appendix, and Lessee shall, on the date of the Appendix, sell to Lessor all of Lessee's right, title and interest in and to the Units described in the Appendix by executing and delivering to Lessor the Assignment Agreement in the form of Exhibit A attached hereto (the "ASSIGNMENT").

     SECTION 1.2. The obligation of Lessor to pay for each Unit is subject to satisfaction of the conditions precedent set forth in Paragraph B.2 of the Appendix. If any of those conditions is not met with respect to any Unit, Lessor shall assign to Lessee all of Lessor's right, title and interest in and to the Unit.

SECTION 2.          TERM, RENT AND PAYMENT.

     SECTION 2.1. The term of this Lease for each Unit (its "LEASE TERM") shall begin on the date of the Appendix describing the Unit and continue as specified in the Appendix.

     SECTION 2.2. Lessee shall pay Lessor rent for each Unit in the amounts and at the times specified in the Appendix.

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     SECTION 2.3.   Rent and all other sums due Lessor hereunder shall be
paid at the office of Lessor set forth below, unless otherwise specified by Lessor.

     SECTION 2.4. This Lease is a net lease and Lessee shall not be entitled to any abatement or reduction of rent or any setoff against rent, whether arising by reason of any past, present or future claim of any nature by Lessee against Lessor or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessor or Lessee be otherwise affected by any circumstance, including, without limitation, (a) any infringement with respect to, loss in value or usefulness or termination of any Unit, however caused, (b) the attachment of any lien, encumbrance, security interest or other right or claim of any third party with respect to any Unit, including without limitation any claim regarding infringement with respect to the rights granted pursuant to any such Unit, (c) any prohibition or restriction of or interference with Lessee's use of any Unit by any person or entity, (d) the insolvency of or the commencement by or against Lessee or Lessor of any bankruptcy, reorganization or similar proceeding, or (e) any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the Parties that all rent and other amounts payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated pursuant to express provisions hereof.

     SECTION 2.5. Payments shall be applied in the following order: (a) Lessor's reasonable expenses, including without limitation those set forth in Sections 9.5 and 23; (b) interest on late payments; and (c) rent and all other sums due hereunder. Payments shall be conclusively


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evidenced by entries in records maintained by Lessor, provided that no presumption shall be drawn from Lessor's failure to accurately enter any such payment.

SECTION 3.          REPRESENTATIONS.

     SECTION 3.1. Lessee hereby represents and warrants to and with Lessor that:

          (a) Lessee is a corporation duly organized and validly existing under the laws of the State of Delaware, with corporate powers and authority to own its properties and carry on its operations as now being conducted.

          (b) Lessee has full power, authority and legal right to enter into and perform its obligations under this Lease and the Assignment. The execution, delivery and performance of this Lease and the Assignment have been duly authorized by all necessary action on the part of Lessee and do not require any stockholder approval or the approval or consent of any trustee or holder of any indebtedness or obligation of Lessee, except for such approvals and consents as have heretofore been obtained.

          (c) The execution, delivery and performance of this Lease and the Assignment do not contravene any law, governmental rule, regulation, order or ordinance of any governmental entity having jurisdiction over and binding on Lessee or the certificate of incorporation or bylaws of Lessee and do not and will not result in any breach of or constitute a default under any indenture, mortgage, contract, agreement or instrument to which Lessee is a party or by which it or its property is bound.

          (d) There is no action, suit or proceeding pending or, to the best knowledge of Lessee, threatened against Lessee before any court or administrative agency which would

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     materially adversely affect the condition, business or operation of
     Lessee or the ability of Lessee to perform its obligations under this Lease and the Assignment.

          (e) This Lease constitutes a legal, valid and binding obligation of Lessee enforceable against it in accordance with the terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors' rights or by the application of principles of equity.

SECTION 4.          WARRANTIES.

     Lessee acknowledges and agrees that (a) each unit is of a type selected and designed by Lessee, (b) Lessee is satisfied that each Unit is suitable for its purposes, (c) Lessor is not a manufacturer of any property contemplated by the units and (d) Lessor has not made, and does not hereby make, any representation, warranty or covenant with respect to the title, Merchantability, Condition, quality, description, durability, fitness for purpose or suitability of any unit in any respect or in connection with or for the purposes and uses of Lessee. Lessor hereby assigns to Lessee, to the extent assignable, any warranties, covenants and representations of Patentsmith II, Inc., a Texas corporation (including any assignee or successor thereof, "Patentsmith II"), and Lincoln Foodservice Products, Inc., an Indiana corporation (including any assignee or successor thereof, "Lincoln"), with respect to any Unit, but any action taken by Lessee by reason thereof shall be at Lessee's expense and shall be consistent with Lessee's obligations under Section 2.

SECTION 5.          USE.

     SECTION 5.1. Lessee shall not (a) use any Unit improperly, carelessly or in violation of any applicable law or regulation of any government authority or in violation of any agreement


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relating to such Unit, in each case to the extent such use could reasonably be expected to have a material adverse effect on the rights of Lessor or the value or usefulness of any Unit or Lessee's ability to perform its obligations hereunder, (b) sublease any Unit or permit its use by anyone other than Lessee without the prior written consent of Lessor, (c) sell, assign or transfer, or directly or indirectly create, incur or suffer to exist any lien, encumbrance, right or claim of any kind on any of its rights hereunder or in any Unit or (d) amend, modify or waive, or permit the amendment, modification or waiver of any term or provision of any agreement relating to any Unit.

     SECTION 5.2. Lessee shall at its expense use and defend each Unit during its Lease Term in all material respects in accordance with the express terms of each and every agreement relating to such Unit.

     SECTION 5.3. Lessee shall fully comply in all material respects with all of the provisions of each agreement relating to the continuing right to use or enjoy the benefit of the Units.

     SECTION 5.4. Lessee shall not amend, modify or alter any Unit, or permit any Unit to be amended, modified or altered, in any respect, without the prior written consent of Lessor. Prior to the occurrence of an Event of Default or the termination of this Lease without Lessee exercising its option to purchase the Units hereunder, Lessor shall not amend, modify or alter any Unit, or permit any Unit to be amended, modified or altered, in any respect, without the prior written consent of Lessee.

     SECTION 5.5. Upon reasonable prior notice to Lessee, Lessor and its designees shall have the right at all reasonable times to observe the use of any Unit by Lessee and inspect Lessee's books and records related thereto.

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SECTION 6.          GENERAL TAX INDEMNITY.

     SECTION 6.1. Lessee shall pay or reimburse Lessor for, and indemnify and hold Lessor harmless from, all fees (including, but not limited to, license, documentation, recording or registration fees) and all sales, use, gross receipts, property, occupational, value-added or other taxes, levies, imposts, duties, assessments, charges or withholdings of any nature whatsoever, together with any penalties, fines or additions to tax, or interest thereon, in each case after taking into account the net tax benefit to Lessor in the tax reporting period of Lessor with respect to which such payment or reimbursement is made resulting from any facts or circumstances described in this Section 6.1 (each of the foregoing being hereafter referred to as an "Imposition"), arising at any time before or during the term of this Lease, or upon any termination of this Lease or return of the Units to Lessor, and levied or imposed on Lessor, directly or otherwise, by any federal, state or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority on or with respect to (a) any Unit, (b) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, return, sale, transfer of title or other disposition thereof, (c) the rents, receipts or earnings arising from any Unit or (d) this Lease or any payment made hereunder, excluding, however, taxes measured by Lessor's net income imposed or levied by the United States or any state or local authority thereof unless such taxes are in lieu of or in substitution for any Impositions Lessee would otherwise have been obligated to pay, reimburse or indemnify hereunder.

     SECTION 6.2. Lessor shall pay directly each Imposition for which Lessor is primarily responsible and as to which Lessor gives Lessee notice Lessor will pay directly; and Lessee shall


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promptly reimburse Lessor for any such Imposition so paid (except any
Imposition excluded by Section 5.1) upon presentation of a bill therefor, together with a calculation and proof thereof in reasonable detail.

     SECTION 6.3. Lessee shall pay on or before the time or times prescribed by law any Imposition for which Lessee is primarily responsible under applicable law and any other Imposition (except any Imposition excluded by Section 6.1) not payable by Lessor pursuant to Section 6.2, but Lessee shall have no obligation to pay an Imposition that Lessee is contesting in good faith and by appropriate legal proceedings and the nonpayment thereof does not, in the reasonable opinion of Lessor, adversely affect the title, property, use, disposition, security or other rights of Lessor with respect to the Units. Lessee shall furnish on Lessor's request proof of payment of any Imposition paid by Lessee.

     SECTION 6.4. If Lessor is not entitled to a corresponding and equal deduction with respect to any Imposition Lessee is required to pay or reimburse under Section 6.1, 6.2, or 6.3 and the payment or reimbursement constitutes income to Lessor, then Lessee shall also pay to Lessor the amount of any Imposition Lessor is obligated to pay in respect of (a) such payment or reimbursement by Lessee and (b) any payment by Lessee made pursuant to this Section 6.4.

     SECTION 6.5. Lessor shall prepare and file all required property tax reports or returns, if any, as "Owner" of the Units, but Lessee must timely provide Lessor with all information that Lessor requires to prepare properly any such report or return. Lessee shall report the Units as "Property Leased from Others" on any property tax reports or returns required to be filed by Lessee. Lessee shall furnish on Lessor's request copies of reports or returns so filed.

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SECTION 7.          INDEMNITY.

     SECTION 7.1. Lessee waives and releases any claim now or hereafter existing against Lessor, any company controlled by, controlling, or under common control with Lessor and all of their directors, officers, employees, agents, attorneys, successors and assigns (each, an "Indemnified Person") on account of, and shall indemnify, reimburse and hold each Indemnified Person harmless from, any and all claims (including, but not limited to, claims based on or relating to copyright, trademark or patent infringement, negligence, strict liability in tort, statutory liability or violation of laws), losses, damages, obligations, penalties, liabilities, demands, suits, judgments or causes of action (collectively, "Claims"), and all legal proceedings, and any reasonable costs or expenses in connection therewith, including reasonable attorneys' fees, including reasonable allocated time charges of internal counsel, in each case imposed on, incurred by or asserted against the Indemnified Person in any way relating to or arising in any manner out of (a) the registration, purchase, taking or foreclosure of a security interest in, or the ownership, delivery, condition, lease, assignment, possession, use, operation, return, repossession, sale or other disposition of, any Unit, before or during the term of this Lease as to such Unit, (b) any alleged or actual defect in any Unit (whether arising from the use thereof or otherwise) regardless of when such defect is discovered or alleged, whether or not the Unit is in Lessee's possession and no matter where it is located or (c) this Lease or any other related document, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby, other than any Claim resulting solely from the gross negligence or willful misconduct of Lessor (other than any gross negligence or willful misconduct of another party imputed to Lessor) or a violation of


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Lessor's agreements under Section 5.4, Section 10, Section 11 or Section 24 hereof or Paragraph H or I of the Appendix.

SECTION 8.          ROYALTIES AND OTHER OBLIGATIONS.

     Lessee, at its cost and expense, and without regard to any rent or other amounts payable by Lessee to Lessor hereunder shall perform and satisfy each obligation or condition required to be performed by the licensee under each Unit during the Term of the Lease. Without limiting the foregoing, Lessee agrees, at its own cost and expense to do the following during the Term of the Lease: (a) pay to Patentsmith II and Lincoln, as applicable, all royalties on Licensed Devices (within the meaning of the agreements relating to the Units) as and when payable thereunder, including the payment of any minimum royalties necessary to preserve the Units or to prevent any agreements relating thereto from being terminated, (b) keep true and accurate books of account setting forth all information in such detail as is necessary to calculate the royalties payable under and with respect to the Units, (c) pay all costs and expenses required to be paid by any licensee of the Units in connection with any examination of the books and records of such licensee or any sub-licensee thereof, (d) to furnish written reports to Patentsmith II and Lincoln, as and when required under the agreements relating to the Units, setting forth the quantity and number of Licensed Devices made and sold, leased, put into use or otherwise disposed of during each three month period provided for in the agreements relating to the Units, along with the List Price (as defined in the agreements relating to the Units), model number, serial number and dollar value of all Licensed Devices sold, leased, put into use or otherwise disposed of by any licensee, sub-licensee or affiliate thereof, in each case as required of any licensee of any Unit, (e) submit to Lessor copies of the written reports described in the foregoing clause (d) not later than the dates


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required under the agreements relating to the Units, together with a statement of the royalties paid to Patentsmith II and Lincoln for the respective quarterly period and a calculation in reasonable detail setting forth the manner in which such royalties were determined, (f) stamp, print or otherwise mark upon each Licensed Device such notice as is required under the agreements relating to the Units with respect to the identification of all applicable patents, and (g) take such other action and perform such other obligations as may be required to be taken or performed by any licensee or sub-licensee of the Units under any agreement relating thereto.

SECTION 9.          DEFAULTS; REMEDIES.

     SECTION 9.1. The following shall constitute events of default ("EVENTS OF DEFAULT") hereunder:

          (a) Lessee fails to make any payments to Lessor within ten (10) days after the same become due hereunder;

          (b) any representation or warranty of Lessee contained herein or in any document furnished to Lessor in connection herewith is incorrect or misleading in any material respect when made;

          (c) Lessee fails to observe or perform any agreement, covenant or undertaking required to be performed by the licensee under any agreement relating to any Unit if such failure causes or permits, or with notice or the passage of time or both would cause or permit, the termination of such Unit by the licensor thereunder or any other material impairment of licensee's rights thereunder, provided that if Lessee cures such failure within the time permitted under the terms of the agreement relating to such Unit to avoid

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     such termination or impairment (but in no event to exceed 90 days), then no Event of Default shall be deemed to have occurred hereunder;

          (d) Lessee fails to observe or perform any other covenant, agreement or warranty made by Lessee hereunder or under any document delivered pursuant hereto and such failure continues for thirty (30) days after written notice thereof to Lessee;

          (e) (i) Lessee or Middleby shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Lessee or Middleby shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Lessee or Middleby any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Lessee or Middleby any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated or discharged, within sixty (60) days from the entry thereof; or (iv) Lessee or Middleby shall take any action in furtherance of, or


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     indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) Lessee or Middleby shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

          (f) Lessee liquidates, dissolves or enters into any partnership, joint venture (other than in its ordinary course of business), consolidation, merger or other combination, and Lessee does not survive the same (provided such consolidation, merger or other combination does not violate any covenant of Lessee hereunder or otherwise create or default under this Lease or any related documents), or sells, leases or disposes of a substantial portion of its business or assets;

          (g) (i) Lessee shall fail to make any payment in respect of any indebtedness for borrowed money in excess of $500,000, or (ii) any event or condition shall occur which results in the default after the expiration of any applicable grace period, or requires the early redemption or prepayment, of any of such indebtedness for borrowed money or any event or condition shall occur and be continuing which enables (or, with the giving of notice or lapse of time or both, would enable) the holders of any of such indebtedness for borrowed money acting on such holder's behalf to accelerate the maturity, or require the early redemption or prepayment, of any of such indebtedness for borrowed money;

          (h) (i) one or more judgments or orders for the payment (which judgments or orders are uninsured by third party insurers) in the aggregate, of money in excess of $500,000 shall be rendered against Lessee and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days or (ii) one or more judgments or orders shall be rendered against Lessee, which judgments or orders shall be stayed on


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     condition that a bond or collateral equal to or greater than, in the aggregate, $500,000 be posted or provided, and such judgments or orders shall not be overturned or lifted within a period of thirty (30) days; or

          (i) Middleby fails to observe or perform any covenant, agreement or warranty made by Middleby under the Support Agreement.
     SECTION 9.2.  If any Event of Default occurs, Lessor, at its option, may:

          (a) proceed by appropriate court action or actions either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; or

          (b) by notice in writing to Lessee terminate this Lease, whereupon all rights of Lessee to use the Units shall terminate, but Lessee shall remain liable as hereinafter provided; and thereupon Lessor may enter upon the premises of Lessee or other premises where any of the Units may be and take possession of all or any of such Units and thenceforth hold the same free from any right of Lessee, its successors or assigns, but Lessor shall, nevertheless, have a right to recover from Lessee any and all amounts that under the terms of this Lease may be then due or that may have accrued to the date of such termination (computing the rent for any number of days less than a full rent period by multiplying the rent for such full rental period by a fraction of which the numerator is such number of days and the denominator is the total number of days in such full rent period) and also to recover forthwith from Lessee: (i) as damages for loss of the bargain and not as a penalty, a sum, with respect to each Unit, that equals (x) the present value, at the time of such termination, of the entire unpaid balance of all rent for the Unit that would



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     otherwise have accrued hereunder from the date of such termination to the end of its Lease Term minus (y) the then present value of the rent Lessor reasonably estimates to be obtainable for the Unit during such period, such present value to be computed in each case by discounting at a rate equal to the then judgment rate of interest fixed under California law, compounded at the same frequency as rent is payable hereunder, from the respective dates upon which rent would have been payable hereunder had the Lease not been terminated and (ii) any damages and expenses in addition thereto that Lessor sustains because of the breach of any covenant, representation or warranty contained in this Lease other than for the payment of rent.Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use any Unit in mitigation of Lessor's damages upon any default by Lessee, except as may be set forth in this Section 9.2, or that may otherwise limit or modify any of Lessor's rights or remedies under Section 9.2.

     SECTION 9.3. Lessee agrees to pay all allocated time charges, costs and expenses of internal counsel for Lessor and any other attorneys' fees, expenses or out-of-pocket costs incurred by Lessor in enforcing this Lease.


     SECTION 9.4. The remedies herein provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in its favor existing at law or in equity.

     SECTION 9.5. If Lessee fails to perform any of its agreements contained herein, Lessor may perform such agreement, and Lessee shall pay the expenses incurred by Lessor in connection with such performance upon demand.

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SECTION 10.         USE OF TRADEMARK, TRADE NAME; OTHER ACTION.

     SECTION 10.1. As provided in the Assignment, Lessee has licensed to Lessor (and Lessor's assigns) the nonexclusive right to the use of the trademarks and trade names described therein (collectively, the "TRADEMARKS"), together with the goodwill associated therewith, such license to become effective upon (i) the expiration of the Lease Term of each Unit (provided Lessee has not exercised its option to purchase the Units as provided herein) or (ii) the occurrence of an Event of Default.
Additionally, upon the expiration of the Lease Term of each Unit (provided Lessee has not exercised its option to purchase the Units as provided herein) or the occurrence of an Event of Default, Lessee shall, at the direction of Lessor, take such action, including without limitation the execution of documents, as Lessor reasonably deems necessary to protect the interests of Lessor in the Units, including without limitation, any recordation or filing with the U.S. Patent and Trademark Office which Lessor deems necessary or desirable.

     SECTION 10.2. Lessor acknowledges the ownership of the Trademarks by Lessee. Lessor acknowledges and agrees that it has no right, title or interest in or to the Trademarks nor any part thereof, except the nonexclusive use of the Trademarks as set forth herein, and that nothing in this Lease, the Assignment or otherwise shall be construed as an assignment or grant to Lessor of any other right, title or interest in or to the Trademarks. Prior to the occurrence of an Event of Default, during the Term of this Lease, should any right, title or interest in or to the Trademarks or any part thereof become vested in Lessor, Lessor shall hold such rights, title or interest in trust for Lessee and shall, at the request of Lessee, forfeit unconditionally any right, title or interest to Lessee, subject to the license granted to Lessor hereunder and under the Assignment. Lessor agrees that it will do nothing inconsistent with Lessee's ownership of the Trademarks and that all


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use of the Trademarks by Lessor and all goodwill developed therefrom shall inure to the benefit of and be on behalf of Lessee. Lessor agrees not to challenge, directly or indirectly, Lessee's right, title or interest in or to the Trademarks.

     SECTION 10.3. Lessor agrees that the nature and quality of all services rendered and goods sold by Lessor in connection with the Trademarks shall be in accordance with and shall conform to standards set by and which are under the control of Lessee.

     SECTION 10.4. Lessor agrees to cooperate with Lessee in facilitating Lessee's control of the nature and quality of the services and goods sold by Lessor in connection with the Trademarks, to permit reasonable inspection of Lessor's operation, and to permit Lessee to inspect specimens of use of the Trademarks upon Lessee's written request.

     SECTION 10.5. Lessor agrees to notify Lessee of any unauthorized use of the Trademarks by others promptly as such use comes to Lessor's attention. Lessee shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the Trademarks and shall retain all proceeds from such infringement or unfair competition proceedings.

     SECTION 10.6. Lessor shall, at its expense, defend, indemnify and hold Lessee harmless from and against any and all liabilities, claims, causes of actions, suits and damages, including without limitation, suits for personal injury or death or third parties, and expenses (including without limitation, reasonable attorneys' fees) for which Lessee becomes liable, or in any way incurs or is compelled to pay, by reason of Lessor's activities or breach of the terms of this Lease.

     SECTION 10.7. Anything herein to the contrary notwithstanding, upon an assignment or transfer by Lessor of Lessor's title to the Units and the license to the use of the Trademarks as provided herein, Lessor shall be released from any and all obligations and liabilities under this Section 10 arising from and after the date of such assignment or transfer, PROVIDED that the party to which such transfer or assignment is made shall expressly assume Lessor's obligations under this
Section 10.

SECTION 11.         ASSIGNMENT.

     Lessor may at any time assign or transfer all or any of the right, title or interest of Lessor in and to this Lease, and the rights, benefits and advantages of Lessor hereunder, including the rights to receive payment of rent or any other payment hereunder, Lessor's title to the Units and any and all obligations of Lessor in connection herewith, and the license to the use of the trademarks as provided in Section 10.1; PROVIDED that, unless an Event of Default shall have occurred or this Lease has expired or terminated (provided Lessee has not exercised its option to purchase the Units as provided herein), no such assignment or transfer shall be to any person or entity which, directly or indirectly, competes with Lessee or its affiliates; and further PROVIDED that, prior to the occurrence of an Event of Default or, if earlier, the third anniversary of the Base Date without the exercise by Lessee of its purchase option under Paragraph H of the Appendix, Lessor shall not make any such assignment or transfer without the prior written consent of Lessee (which consent shall not be unreasonably withheld). Lessor may disclose to any potential or actual assignee or transferee any information in the possession of Lessor or any of its affiliates relating to Lessee or this Lease. Any such assignment or transfer shall be subject and subordinate to this Lease and the rights and interests of Lessee hereunder. NO ASSIGNMENT OF THIS LEASE OR ANY RIGHT OR OBLIGATION HEREUNDER MAY BE MADE BY LESSEE OR ANY ASSIGNEE OF LESSEE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor shall, and shall cause its

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representatives to, keep confidential and not use for any other purpose all materials and information relating to Lessee, its assets or business or this Lease submitted to Lessor in connection with this Lease (collectively, "Evaluation Materials") and shall not disclose any Evaluation Materials to any person or entity other than (a) Lessor's representatives who require them in connection with the administration or enforcement of this Lease or the transactions contemplated hereby or (b) any such actual or proposed assignee or transferee for purposes of an actual or proposed transfer or assignment, provided that Lessor shall obtain an agreement of such assignee or transferee, for Lessee's benefit, to be bound by this confidentiality and non-disclosure provision. The foregoing confidentiality obligations shall survive termination of this Lease for a period of three years, provided that such obligation shall not apply to any Evaluation Materials to the extent they (i) become generally available to the public other than as a result of a disclosure by Lessor or its representatives or such transferees or assignees,
(ii) were available to Lessor or its representatives on a non-confidential basis prior to their disclosure to Lessor or its representatives by Lessee or its representatives, (iii) become available to Lessor or its representatives on a non-confidential basis from a source other than Lessee or its representatives when such source is entitled to make such disclosure, or (iv) are required to be disclosed under applicable law or as required by regulatory authorities.

SECTION 12.         FURTHER ASSURANCES.

     Lessee confirms there is no pending litigation, tax claim, proceeding or dispute that may materially adversely affect any Unit or its financial condition or materially impair its ability to perform its obligations hereunder. Lessee will, at its expense, maintain its legal existence in good standing and do any further act and execute, acknowledge, deliver, file, register and record any further documents Lessor may reasonably request in order to protect Lessor's title to the Units and Lessor's rights and benefits under this Lease.

SECTION 13.         LATE PAYMENTS.

     Lessee shall pay to Lessor, on demand, interest at the rate set forth in the Appendix on the amount of any payment not made when due hereunder from the date due until payment is made.

SECTION 14.         EFFECT OF WAIVER.

     No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease must be in writing specifically set forth.

SECTION 15.         SURVIVAL OF COVENANTS.

     All obligations of Lessee and Lessor under Sections 1, 2, 4, 5, 6, 7, 8, 9, 10, 11 and 12 hereof and under the Appendix shall survive the expiration or termination of this Lease to the extent required for their full observance and performance.

SECTION 16.         FINANCIAL INFORMATION.

     Lessee shall, and shall cause any guarantor to, keep its books and records in accordance with generally accepted accounting principles and practices consistently applied and shall, and shall cause any guarantor to, deliver to Lessor such financial statements and information as may be set forth in the relevant Appendix or as Lessor may reasonably request. Credit information relating to Lessee, any guarantor or any general partner of Lessee may be disseminated among Lessor and any of its affiliates and any of their respective successors and assigns.

SECTION 17.         NOTICES.

     All demands, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or when deposited in the mail, certified mail, postage prepaid, or delivered to an express carrier, charges prepaid, or sent by facsimile transmission (with electronic confirmation of receipt) addressed to each party at the address set forth below the signature of such party on the signature page, or at such other address as may hereafter be furnished in writing by such party to the other.

SECTION 18.         APPLICABLE LAW; SEVERABILITY.

     This Lease shall be governed by and construed under the laws of Illinois. If any provision hereof is held invalid, the remaining provisions shall remain in full force and effect.

SECTION 19.         SUBMISSION TO JURISDICTION.

     Each party hereto hereby submits to the nonexclusive jurisdiction of the courts of the State of Illinois for purposes of all legal proceedings arising out of or relating to this Lease or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 20.         WAIVER OF JURY TRIAL.

     The parties hereto voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this

Lease, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any of the parties hereto. The parties hereto hereby agree that they will not seek to consolidate any such litigation with any other litigation in which a jury trial has not or cannot be waived. The provisions of this Section 20 have been fully negotiated by the parties hereto and shall be subject to no exceptions. Lessee acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for Lessor entering into this Lease.

SECTION 21.      SETOFF.

     Lessor shall, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of Lessee's obligations under this Lease as security for the payment of such obligations, any and all balances, credits, deposits, accounts or moneys of Lessee then or thereafter maintained with Lessor. The rights of Lessor under this Section 21 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which Lessor may have.

SECTION 22.      COUNTERPARTS.

     Two counterparts of this Lease have been executed by the parties hereto. One counterpart has been prominently marked "Lessor's Copy." One counterpart has been prominently marked "Lessee's Copy." Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

SECTION 23.      TRANSACTION COSTS.

     Lessee agrees to (a) reimburse any reasonable legal expenses of Lessor (including reasonably allocated time charges of internal counsel for Lessor and other attorneys fees) and any reasonable out-of-pocket costs incurred (whether prior to or after the date hereof) in connection with the preparation and negotiation of lease documents and any documents required in connection therewith, (b) pay all appraisal fees of the appraiser heretofore approved by Lessor and Lessee incurred in connection with the Units, and (c) pay (or reimburse) all search, recording and filing fees reasonably incurred in connection with this Lease and the Units.

SECTION 24.         NON-INTERFERENCE.

     So long as no Event of Default or event that, upon giving of notice or lapse of time, could become an Event of Default exists, Lessor will not interfere with the rights of enjoyment and exclusive use of the Units by Lessee.

SECTION 25.      EFFECT AND MODIFICATION OF LEASE.

     This Lease exclusively and completely states the rights of Lessor and Lessee with respect to the leasing of the Units and supersedes all prior agreements, oral or written, with respect thereto. No variation or modification of this Lease shall be valid unless in writing.

     The parties hereto have executed this Lease as of 30th day of December, 1997.

BA LEASING & CAPITAL CORPORATION        MIDDLEBY MARSHALL INC.

By /s/ John A. Armstrong                By /s/ David B. Baker
   -----------------------------           -------------------------------
Its Vice President                      Its Assistant Treasurer
Address:                                Address:
555 California Street                   2850 West Golf Road
Fourth Floor                            Suite 405
San Francisco, CA  94104                Rolling Meadows, IL  60008
Attn:  Contract Administration          Attn:  Chief Financial Officer
Telecopier No. 415/765-7373             Telecopier No. 847/758-0595
Telephone No. 415/765-7427              Telephone No. 847/758-3884